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                            COMPUTER PRODUCTS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


1.PURPOSE OF PLAN

  The purpose of this plan (the "Plan") is to provide eligible employees who wish to become stockholders of Computer Products, Inc. (the "Company") or wish to increase their stock holdings in the Company with a method of doing so which is both convenient and on a basis more favorable than would otherwise be available. With the expiration of the Computer Products, Inc. Qualified Stock Purchase Plan that expired on December 31, 1995, the Company hereby continues to provide a plan whereby employees may acquire shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), directly from the Company on a payroll deduction basis, thus making it easier for them to acquire such shares and relieving them of the details of a transaction unfamiliar to most of them. It is felt that employee participation in ownership of the Company on this basis will thus be to the mutual benefit of both the employees and the Company. It is intended that the Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.EMPLOYEES ELIGIBLE TO PARTICIPATE

  An employee, except an employee who (a) has been employed less than three months, (b) whose customary employment is not more than five months per calendar year, or (c) whose customary employment is 20 hours or less per week, of the Company or any subsidiary of the Company which adopts the Plan with the consent of the Company, who is in the employ of the Company or any participating subsidiary (the "Employing Corporation") is eligible to participate in the Plan. The term "employee" shall include an officer but not a non-employee member of the board of directors of the Employing Corporation.

3.OFFERS

  The Compensation and Stock Option Committee (the "Committee") of the Company's board of directors shall determine the date or dates upon which one or more offers ("Offer"/"Offers") shall be made under the Plan, and shall notify each eligible employee at least ten (10) days prior to the effective date thereof. In order to participate in an Offer, an eligible employee must sign and forward to the Company, prior to the effective date of the Offer, a payroll deduction authorization form authorizing regular payroll deductions, which must be 2% or more of the employee's base salary per pay period but may not exceed 6% of the employee's base salary per pay period, to be applied toward the purchase of Common Stock pursuant to the Offer.

4.OPTIONS

  On the effective date of an Offer, each eligible employee who has elected to participate will be granted an option to purchase, through payroll deductions, as many whole shares of Common Stock, subject to the limitations hereinafter set forth, as may be purchased, at the option price set forth in
  Section 6 hereof, with the compensation deferred by such employee pursuant to
  Section 3 hereof during the period commencing on the effective date of the Offer and expiring on the date which is three (3) months thereafter. Each option granted pursuant to an Offer shall be automatically exercised on the date (the "Exercise Date") of the tenth trading day following the date which is three (3) months from the effective date of the Offer. No interest shall be paid on any amounts deferred by any employee.

5.PARTICIPATION LIMITATIONS

  Notwithstanding anything herein to the contrary, no employee shall be permitted to purchase any shares under the Plan if the employee, immediately after the purchase, owns or would own shares (including all shares which may be purchased under outstanding options under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of capital stock of the Employing Corporation or of its parent or subsidiary corporations. For purposes of the foregoing limitation, the rules of Section 424(d) (relating to attribution of stock ownership) of the Code shall apply in determining share ownership, and stock which the employee may purchase under outstanding options shall be treated as stock owned by such employee. Further, if pursuant to the terms of the Plan, an employee would be granted an option that violates Section 424(b)(8) of the Code, such option shall not be granted.

6.OPTION PRICE

  The option price (the "Option Price") at which shares of Common Stock may be purchased under the Plan shall be 85% of the fair market value of a share of Common Stock on the Exercise Date. As used herein, the term "fair market value" shall mean: (A) if the Common Stock is listed on a national securities exchange or quoted on The NASDAQ National Market, the closing price of the Common Stock on the relevant date; (B) if the Common Stock is not listed on a national securities exchange or quoted on The NASDAQ National Market, but is traded in the over-the-counter market, the last sales price or, if not available, the average of the bid and asked prices for the Common Stock on the relevant date, or the most recent preceding day for which such quotations are reported by The NASDAQ Stock Market; and (C) if the fair market value of the Common Stock cannot be determined pursuant to clause (A) or (B) above, such price as the Committee shall in good faith determine.

7.EXERCISE OF OPTIONS

  On the Exercise Date, each participant will be deemed to have exercised his option to purchase, at the then applicable Option Price, that number of full shares of Common Stock determined pursuant to Section 4 hereof and the Company will remit to a custodian designated by the Company all employee payroll deductions made by the Company during the corresponding payroll deduction period. Upon receipt of such funds from the Company, the custodian will purchase from the Company, at the Option Price, as many full shares of Common Stock as may be purchased with the funds received from each Plan participant. Any funds not expended in the purchase of whole shares on any particular Exercise Date will, for each participant, be carried forward and applied to the purchase of shares on the next subsequent Exercise Date or refunded to the employee if requested in writing. The custodian for the Plan shall hold all shares purchased under the Plan and shall maintain a separate account for each participant, in which Common Stock purchased by such participant under the Plan shall be held and dividends received will be reinvested. The custodian shall vote all shares purchased by each participant under the Plan in the manner designated by the participant, and, upon the written request of any participant, all or any specified portion of any shares held by the custodian on behalf of such participant, may be withdrawn by such participant. Each participant shall receive a statement as soon as practicable after each Exercise Date reflecting purchases and other transactions in his account under the Plan through such Exercise Date.

8.NUMBER OF SHARES TO BE OFFERED

  Except as provided in Section 13 hereof, the maximum number of shares that may be offered under the Plan is 200,000.

9.ADMINISTRATION OF THE PLAN

  The Plan shall be administered by the Committee, which shall consist of not less than three directors and shall be appointed from time to time by the Company's board of directors. The Committee may prescribe rules and regulations from time to time for the administration of the Plan and may decide questions which may arise with respect to its interpretation or application. The Committee may, subject to Section 14 hereof, amend or modify the Plan and may determine the terms and conditions of Offers under the Plan. The Committee may not, however, make any alterations which would materially and adversely affect an option previously granted without the consent of the optionee. Furthermore, the Committee may not reduce the applicable option price per share or make any change or addition which does not meet the requirements of Section 423(b) of the Code.

10.WITHDRAWAL FROM PARTICIPATION

  A participant may, at any time and for any reason, by giving written notice of his desire in this regard to the Committee or its designee, elect to withdraw from any further participation in an Offer, but may not otherwise amend his payroll deduction authorization form during the period of any Offer. A withdrawing participant will, on the next succeeding Exercise Date, have his account credited with the number of full shares of Common Stock which may be acquired at the Exercise Price with any cash in such participant's account on such Date. In addition, the amount of any excess cash remaining in the account of any participant who withdraws from participation in any Offer or who does not participate in any succeeding Offer shall be distributed to such participant as promptly as practicable. Except as provided in Section 18 hereof, a withdrawing participant may recommence participation on the effective date of the next Offer.

11.RIGHTS NOT TRANSFERABLE

  Except for transfers by will or under the laws of descent and distribution, or unless otherwise permitted by law (including, without limitation, the Code), no employee shall have the right to sell, assign, transfer, pledge or otherwise dispose of or encumber either his right to participate in the Plan or his interest in any options hereunder, and such right and interest shall not be liable for or subject to the debts, contracts or liabilities of the employee. Any attempted transfers in violation of this Section 11 shall be void and the attempted transferor shall, except as may otherwise be required by law, be deemed to have irrevocably withdrawn from the Plan as of the date thereof.

12.TERMINATION OF EMPLOYMENT

  In the event of a participant's retirement, death or other termination of employment, a certificate representing the number of full shares of Common Stock then credited to the participant's account, and any amount of excess deferred funds as of that date, will be issued to the employee or his representative as promptly as practicable.

13.REORGANIZATION

  In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or any other change in the structure of Common Stock, the Company's board of directors may make such adjustments, if any, as it may deem appropriate in the number, kind and price of shares available for purchase under the Plan, and in the minimum and maximum number of shares which a participant is entitled to purchase.

14.APPROVAL OF STOCKHOLDERS

  The Plan was adopted by the board of directors of the Company on January 25, 1996, subject to approval by the Company's stockholders. No amendment of the Plan which would (a) increase the number of shares reserved for issuance under the Plan (except as provided in Section 13 hereof), (b) materially increase the benefits to participants, (c) materially modify the requirements for participation, or (d) cause the options to fail to meet the requirements of
Section 423 of the Code, shall be effective unless it is duly approved by the Company's stockholders.

15.TERMINATION OF PLAN

  The Plan and all rights of employees participating in an Offer will terminate
(a) on the day that participants have exercised options to purchase a number of shares equal to or greater than the number of shares then subject to the Plan, and in the latter event options will be exercisable by participants on a pro rata basis, (b) at any time, at the discretion of the Committee, or (c) on June 30, 1996 if the Plan has not been approved by the Company's stockholders on or prior to that date. Upon termination of the Plan, shares of the Common Stock and all cash in the participants' accounts, will be returned to the participants, without interest, as soon as is administratively feasible.

16.NO RIGHTS AS STOCKHOLDER

  The holder of an option shall have no rights, as such, as a stockholder of the Company prior to the Exercise Date thereof.

17.NO RIGHT TO EMPLOYMENT

  Nothing in the Plan or any option shall be deemed to confer upon any employee any right to continue in the employ of any Employing Corporation or in any way interfere with the right of any such Employing Corporation to terminate the employment of any employee at any time, with or without cause.

18.SPECIAL PROVISIONS FOR OFFICERS AND DIRECTORS

  Notwithstanding any provisions contained herein to the contrary, any officer or director, as such terms are defined under Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder, who withdraws any shares of Common Stock from the Plan shall either (a) agree to hold such shares for at least six months prior to disposition, or (b) cease any further purchases of Common Stock under the Plan for a period of at least six months. In addition, any such officer or director who withdraws from, or elects not to participate in, any Offer, may not participate again for at least six months. The provisions of this Section 18 are intended to comply with Rule 16b-3(d) under the Exchange Act and shall be interpreted in such a manner as to cause the Plan to comply with the provisions thereof.

19.COMPLIANCE WITH SECTION 423

  All eligible employees shall have equal rights and privileges with respect to the Plan, so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, be reformed to comply with the requirements of Section 423.
This Section 19 shall take precedence over all other provisions of the Plan.

20.REQUIRED GOVERNMENTAL APPROVALS

  The Plan, and all options granted under and other rights inherent in the Plan, are subject to stockholder approval as provided in Section 14 above and to receipt by the Company of all necessary approvals or consents of governmental agencies having jurisdiction, and, notwithstanding any other provision of the Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to termination and/or modification as may be required or advisable in order to obtain any such necessary approval or consent or, as a result of consequences attaching to any such required approval or consent, as may be required or advisable in order to avoid, in the judgment of the Company's board of directors, adverse impact on the Company's overall wage and salary policy as applied to all employees of the Company.

21.GENDER

  Pronouns shall be deemed to include the masculine and feminine gender and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.